THESE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

TAG OIL LTD.
SUBSCRIPTION AGREEMENT FOR COMMON SHARES
(U.S. Subscription Agreement)

TO:	TAG OIL LTD.

AND TO:	CANACCORD CAPITAL CORPORATION (the “Underwriter”)

AND TO:	CANACCORD CAPITAL CORPORATION (USA), INC. (the “U.S. Agent”)

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase through the U.S. Agent from TAG Oil Ltd. (the “Corporation”) that number of Common Shares of the Corporation (the “Common Shares”) set out on page 2 at a price of $0.75 per Common Share (the “Subscription Price”) for the aggregate subscription price (the “Aggregate Subscription Price”) set out on page 2. The Subscriber agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Common Shares” including without limitation the representations, warranties and covenants set forth in the applicable schedules attached thereto. The Subscriber further agrees, without limitation, that the Corporation, the Underwriter, the U.S. Agent and their respective counsel may rely upon the Subscriber’s representations, warranties and covenants contained in such documents.

Please make sure that your subscription includes:

1.	one (1) signed copy of this Subscription Agreement with the information on pages 2, 3 and 4 completed;

2.

a certified cheque or bank draft in an amount equal to the Aggregate Subscription Price, payable in Canadian funds to “Canaccord Capital Corporation” unless other acceptable payment arrangements have been made;

3.	a properly completed and duly executed copy of the U.S. Accredited Investor Certificate in the form attached to this Subscription Agreement as Schedule “B”, and

4.	if applicable, a properly completed and duly executed TSX-V Form 4C Corporate Placee Registration Form in the form attached to this Subscription Agreement as Schedule “D”.

Please deliver your subscription to:

Canaccord Capital Corporation (USA), Inc.
Suite 3000, 161 Bay Street
Toronto, ON M5J 2S1

Attention: Jennifer Leung
Fax: (416) 869-7706

SUBSCRIPTION AND SUBSCRIBER INFORMATION
Please print all information (other than signatures), as applicable, in the space provided below

OTHER INFORMATION TO BE COMPLETED BY EACH SUBSCRIBER

A.	Corporate Placee or Investment Portfolio Manager Registration Form (Schedule “D”)
The Subscriber, if not an individual (i.e., a natural person), either [CHECK WHERE APPROPRIATE]:

has previously filed with the TSX Venture Exchange (the “TSX-V”) a Form 4C, Corporate Placee Registration Form, and represents and warrants that there has been no change to any of the information in the Corporate Placee Registration Form previously filed with the TSX-V up to the date of this Agreement; or

hereby delivers to the Corporation a completed Form 4C, Corporate Placee Registration Form, in the form attached hereto for filing with the TSX-V; and

B.	Present Ownership of Securities of the Corporation
The Subscriber either [CHECK APPROPRIATE ITEM]:

does not own, directly or indirectly, or exercise control or direction over, any common shares in the capital of the Corporation or securities convertible into common shares in the capital of the Corporation (excluding the Common Shares subscribed for herein); or

owns directly or indirectly, or exercises control or direction over, common shares in the capital of the Corporation and options, warrants and convertible securities entitling the Subscriber to acquire an additional common shares in the capital of the Corporation (excluding the Common Shares subscribed for herein).

C.	Insider Status
The Subscriber either [CHECK IF APPROPRIATE]:

is NOT an “Insider” of the Corporation as defined in the Securities Act (British Columbia);

is an “Insider” of the Corporation as defined in the Securities Act (British Columbia), namely:

(a) a director or senior officer of the Corporation;
(b) a director or senior officer of a person that is itself an insider or subsidiary of the Corporation;
(c) a person that has

(i) direct or indirect beneficial ownership of;
(ii) control or direction over; or
(iii) a combination of direct or indirect beneficial ownership of and of control or direction over securities of the Corporation carrying more than 10% of the voting rights attached to all the Corporation’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution, or

(d) the Corporation itself, if it has purchased, redeemed or otherwise acquired any securities of its own issue, for so long as it continues to hold those securities.

D. Member of “Pro Group”
The Subscriber either [CHECK IF APPROPRIATE]:

is NOT a Member of the “Pro Group” as defined in the Rules of the TSX-V; or

is a Member of the “Pro Group” as defined in the Rules of the TSX-V, namely:

1. Subject to subparagraphs (2), (3) and (4), “Pro Group” includes, either individually or as a group:

(a)	the member (i.e. a member of the TSX-V under its requirements);
(b)	employees of the member;
(c)	partners, officers and directors of the member;
(d)	affiliates of the member; and
(e)	associates of any parties referred to in subparagraphs (a) through (d).

2. The TSX-V may, in its discretion, include a person or party in the Pro Group for the purposes of a particular calculation where the TSX-V determines that the person is not acting at arm’s length of the member;

3. The TSX-V may, in its discretion, exclude a person from the Pro Group for the purposes of a particular calculation where the TSX-V determines that the person is acting at arm’s length to the member; and

4. The member may deem a person who would otherwise be included in the Pro Group pursuant to subparagraph (1) to be excluded from the Pro Group where the member determines that: (a) the person is an affiliate or associate of the member acting at arm’s length to the member; (b) the associate or affiliate has a separate corporate and reporting structure; (c) there are sufficient controls on information flowing between the member and the associate or affiliate; and (d) the member maintains a list of such excluded persons.

(a) the person is an affiliate or associate of the member acting at arm’s length to the member;
(b) the associate or affiliate has a separate corporate and reporting structure;
(c) there are sufficient controls on information flowing between the member and the associate or affiliate; and
(d) the member maintains a list of such excluded persons

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
COMMON SHARES

PART 1 - INTERPRETATION

1.1	Definitions

     Whenever used in this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

“Accredited Investor” means an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act.

“Aggregate Subscription Price” has the meaning ascribed to such term on the front page of this Agreement.

“Business Day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto or Vancouver are not open for business.

“Closing” shall have the meaning ascribed to such term in Section 4.1.

“Closing Date” shall have the meaning ascribed to such term in Section 4.1.

“Closing Time” shall have the meaning ascribed to such term in Section 4.1.

“Common Share” means a common share in the capital of the Corporation as constituted as at the Closing Date.

“Control Person” means a person, company or combination of persons or companies described in clause (c) of the definition of “distribution” in subsection 1(1) of the Securities Act (British Columbia).

“Corporation” means TAG Oil Ltd. and includes any successor corporation to or of the Corporation.

“Directed Selling Efforts” means “directed selling efforts” as that term in defined in Regulation S adopted pursuant to the U.S. Securities Act. Without limiting the foregoing, but for greater clarity, it includes, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Common Shares, and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Common Shares.

“Foreign Private Issuer” shall have the meaning ascribed to the term “foreign private issuer” as defined in Rule 405 of Regulation C under the U.S. Securities Act.

“Institutional Accredited Investor” means an Accredited Investor that meets the criteria set forth in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the U.S. Securities Act.

“Offering” means the offering of Common Shares pursuant to this Subscription Agreement and the Underwriting Agreement.

“person” means any individual (whether acting as an executor, trustee, administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning.

“Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings and orders in the United States and each of the states of the United States, and each of the provinces and territories of Canada, the applicable policy statements issued by the securities regulators in the United States and each of the states of the United States and each of the provinces of Canada, and the rules of the TSX-V.

“Subscriber” means the subscriber for Common Shares as set out on page 2 of this Subscription Agreement.

“Subscription Agreement” means this subscription agreement (including any schedules hereto) and any instrument amending this Subscription Agreement; “hereof”, “hereto”, “hereunder”, “herein” and similar expressions mean and refer to this Subscription Agreement and not to a particular Part or Section; and the expression “Part” or “Section” followed by a number means and refers to the specified Part or Section of this Subscription Agreement.

“Subscription Price” shall have the meaning ascribed to such term on the front page of this Subscription Agreement.

“Term Sheet” means the term sheet delivered to potential purchasers of Common Shares, a copy of which is attached hereto as Schedule “A”.

“TSX-V” means the TSX Venture Exchange.

“Underwriting Agreement” means the Underwriting Agreement effective as of May 12, 2006 entered into between the Underwriter and the Corporation in respect of the Offering.

“Underwriter” means Canaccord Capital Corporation.

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

“U.S. Agent” means Canaccord Capital Corporation (USA), Inc.

“U.S. Person” means “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the U.S. Securities Act.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

1.2	Gender and Number

     Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender.

1.3	Currency

     Unless otherwise specified, all dollar amounts in this Subscription Agreement, including the symbol “$”, are expressed in Canadian dollars.

1.4	Subdivisions, Headings and Table of Contents

     The division of this Subscription Agreement into Parts, Sections, Schedules and other subdivisions, the inclusion of headings and the provision of a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement. The headings in this Subscription Agreement are not intended to be full or precise descriptions of the text to which they refer. Unless something in the subject matter or context is inconsistent therewith, references herein to an Part, Section, Subsection, paragraph, clause or Schedule are to the applicable part, section, subsection, paragraph, clause or schedule of this Subscription Agreement.

PART 2 - SCHEDULES

2.1	Description of Schedules

     The following are the Schedules attached to and incorporated in this Subscription Agreement by reference and deemed to be a part hereof:

Schedule “A” Term Sheet
Schedule “B” U.S. Accredited Investor Certificate
Schedule “C” Form of Declaration for Removal of Legend
Schedule “D” Form 4C Corporate Placee Registration Form
Schedule “E” Acknowledgment – Personal Information

PART 3 - SUBSCRIPTION AND DESCRIPTION OF
COMMON SHARES

3.1	Subscription for the Common Shares

     The Subscriber hereby confirms its irrevocable subscription for the number of Common Shares set out on page 2 hereof from the Corporation, on and subject to the terms and conditions set out in this Subscription Agreement, for the Aggregate Subscription Price which is payable as described in Part 4.

3.2	Acceptance and Rejection of Subscription by the Corporation

     The Subscriber acknowledges and agrees that the Corporation reserves the right, in its sole absolute discretion, to reject this subscription for Common Shares, in whole or in part, at any time prior to the Closing Time. If this subscription is rejected in whole, any cheques or other forms of payment delivered to the U.S. Agent representing the Aggregate Subscription Price will be promptly returned to the Subscriber without interest or deduction. If this subscription is accepted only in part, a cheque representing any refund of the Aggregate Subscription Price for that portion of the subscription for the Common Shares which is not accepted, will be promptly delivered to the Subscriber without interest or deduction.

PART 4 - CLOSING

4.1	Closing

     Delivery and sale of the Common Shares and payment of the Aggregate Subscription Price will be completed (the “Closing”) at the offices of the Underwriter’s counsel, Bennett Jones LLP, 4500 Bankers Hall East, 855 2nd Street SW, Calgary, Alberta T2P 4K7 at 8:00 a.m. (Calgary time) (the “Closing Time”) on June 1, 2006 or such other place or date or time as the Corporation and the Underwriter may agree (the “Closing Date”). If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement and the Underwriting Agreement have been complied with to the satisfaction of the Underwriter, or waived by it, the Underwriter and the U.S. Agent shall deliver to the Corporation all completed Subscription Agreements and payment of the Aggregate Subscription Price for all of the Common Shares sold pursuant to the Underwriting Agreement against delivery by the Corporation of certificates representing the Common Shares and such other documentation as may be required pursuant to this Subscription Agreement and the Underwriting Agreement.

4.2	Authorization of the Underwriter and the U.S. Agent

     The Subscriber irrevocably authorizes the Underwriter and the U.S. Agent in their sole and absolute discretion, to act as the Subscriber’s representative at the Closing, and hereby appoints the Underwriter, with full power of substitution, as its true and lawful attorney with full power and authority in the Subscriber’s place and stead:

(a) to receive certificates representing the Common Shares, to execute in the Subscriber’s name and on its behalf all closing receipts and required documents, to complete and correct any errors or omissions in any form or document provided by the Subscriber in connection with the subscription for the Common Shares and to exercise any rights of termination contained in the Underwriting Agreement;

(b) to extend such time periods and to waive, in whole or in part, any representations, warranties, covenants or conditions for the Subscriber’s benefit contained in this Subscription Agreement, the Underwriting Agreement or any ancillary or related document;

(c) to terminate this Subscription Agreement if any condition precedent is not satisfied, in such manner and on such terms and conditions as the Underwriter in its sole discretion may determine; and

(d) without limiting the generality of the foregoing, to negotiate, settle, execute, deliver and amend the Underwriting Agreement.

PART 5 - REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

5.1	Representations and Warranties of the Corporation

(a) By execution of this Subscription Agreement, the Corporation hereby agrees with the Subscriber that the Subscriber shall have the benefit of the representations and warranties made by the Corporation to the Underwriter and the U.S. Agent as set forth in the Underwriting Agreement. Such representations and warranties shall form an integral part of this Subscription Agreement and shall survive the closing of the purchase and sale of the Common Shares and shall continue in full force and effect for the benefit of the Subscriber in accordance with the Underwriting Agreement and the Subscription Agreement.

(b) The Corporation is a Foreign Private Issuer.

(c) No form of general solicitation or general advertising (including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television or any seminar or meeting whose attendees had been invited by general solicitation or general advertising) was used by the Corporation or, to the best of its knowledge, any other person acting on behalf of the Corporation, in respect of or in connection with the offer and sale of the Common Shares in the United States or elsewhere or to citizens or residents of the United States or elsewhere. Neither the Corporation nor any person authorized to act on its behalf has sold or offered for sale any Common Shares, or solicited any offers to buy any Common Shares thereby so as to cause the issuance or sale of any of the Common Shares to be in violation of Section 5 of the U.S. Securities Act, Canadian or other securities laws. The transactions contemplated hereby, and conducted by the Underwriter and the U.S. Agent in accordance with the terms and conditions of the Underwriting Agreement, are exempt from the registration requirements of the U.S. Securities Act and all other applicable securities laws, including Canadian securities laws, such exemptions being based in part on the representations, warranties, statements, and agreements contained herein and those of other subscribers contained in similar agreements. None of the Corporation, its subsidiaries or any persons acting on its or their behalf has engaged or will engage in any Directed Selling Efforts.

(d) The Corporation is not an open-end investment company, closed-end investment company, unit investment or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended.

PART 6 - ACKNOWLEDGEMENTS, COVENANTS, REPRESENTATIONS AND
WARRANTIES OF THE SUBSCRIBER

6.1	Acknowledgements, Representations, Warranties and Covenants of the Subscriber

     The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, hereby represents and warrants, and covenants with, the Corporation, the U.S. Agent and the Underwriter (and acknowledges that the Corporation, the U.S. Agent and the Underwriter and their respective counsel are relying thereon) as follows:

(a) The Subscriber is an Accredited Investor (other than an Institutional Accredited Investor) acquiring the Common Shares for its own account or an Institutional Accredited Investor acquiring the Common Shares for its own account or for the account of another Accredited Investor over which the Subscriber exercises sole investment discretion and as to which the Subscriber has the authority to make the statements set forth in this Subscription Agreement, in each case not with a view to, or for offer or sale in connection with, any resale, distribution or other disposition of the Common Shares in any transaction that would be in violation of the U.S. Securities Act or applicable state securities laws.

(b) The Common Shares have not been and will not be registered under the U.S. Securities Act or any applicable state securities laws, and the offer and sale of the Common Shares to the Subscriber is being made in reliance on the exemption from registration provided by sections 4(2)

and 4(6) of the U.S. Securities Act and by Rule 506 of Regulation D promulgated under the U.S. Securities Act, and exemptions from registration under applicable state securities laws.

(c) The Subscriber has properly completed, executed and delivered to the Corporation a U.S. Accredited Investor Certificate in the form set forth in Schedule “B” and the information contained therein is true and correct.

(d) The Subscriber is aware that the Common Shares have not been and will not be registered under the U.S. Securities Act, or the securities legislation of any state and that the Common Shares may not be offered or sold, directly or indirectly, in the United States without registration under the U.S. Securities Act or compliance with the requirements of an exemption from registration and it acknowledges that the Corporation has no obligation to file, and no present intention of filing, a registration statement under the U.S. Securities Act in respect of the Common Shares.

(e) The execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for the Common Shares and the completion of the transactions described herein by the Subscriber will not result in any breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber, the Securities Laws or any other laws applicable to the Subscriber, any agreement to which the Subscriber is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber.

(f) If the Subscriber is not subscribing for the Common Shares as principal, it acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser for the Common Shares for whom it is acting.

(g) In the case of a subscription for the Common Shares by the Subscriber acting as trustee or agent (including, for greater certainty, a portfolio manager or comparable adviser) for a principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of each such beneficial person, each of whom is subscribing as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of the Common Shares, and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of and constitutes a legal, valid and binding obligation of, such principal.

(h) In the case of a subscription for the Common Shares by the Subscriber acting as principal, this Subscription Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, the Subscriber. This Subscription Agreement is enforceable in accordance with its terms against the Subscriber and any beneficial purchasers on whose behalf the Subscriber is acting.

(i) If the Subscriber, or (if applicable) any beneficial purchaser for whom the Subscriber is contracting hereunder, is:

(i) a corporation, the Subscriber has been duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Common Shares as contemplated herein and to carry out and perform its obligations under the terms of this Subscription Agreement and has obtained all necessary approvals in respect thereof; or

(ii) a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary power and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof.

(j) Other than the Underwriter and the U.S. Agent, there is no person acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee. If any person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Common Shares, the Subscriber covenants to indemnify and hold harmless the Corporation, the Underwriter and the U.S. Agent with respect thereto and with respect to all costs reasonably incurred in the defense thereof.

(k) The Subscriber is not, with respect to the Corporation or any of its affiliates, a Control Person.

(l) If required by applicable securities legislation, policy, order or the Corporation, the Subscriber will execute, deliver and file or assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Common Shares as may be required by any securities commission, stock exchange or other regulatory authority.

(m) The Subscriber, and each beneficial person for whom it is contracting hereunder, have been advised to consult their own legal advisors with respect to trading in the Common Shares and with respect to the resale restrictions imposed by the Securities Laws of the state in which the Subscriber was offered, and agreed to purchase, the Common Shares, the U.S. Securities Act and the rules and regulations thereunder, and the Subscriber is solely responsible (and neither the Corporation nor the Underwriter are in any way responsible) for compliance with applicable resale restrictions and the Subscriber is aware that it (or beneficial persons for whom it is contracting hereunder) may not be able to resell such securities except in accordance with limited exemptions under the Securities Laws and other applicable securities laws.

(n) The Subscriber has not received or been provided with a prospectus or offering memorandum within the meaning of the Securities Laws, or any sales or advertising literature in connection with the Offering and the Subscriber’s decision to subscribe for the Common Shares was not based upon, and the Subscriber has not relied upon, any verbal or written representations as to fact made by or on behalf of the Corporation or the Underwriter. The Subscriber’s decision to subscribe for the Common Shares was based solely upon this Subscription Agreement, the Term Sheet attached hereto as Schedule “A” and information about the Corporation which is publicly available (any such information having been obtained by the Subscriber without independent investigation or verification by the Underwriter).

(o) The Subscriber is not purchasing the Common Shares with knowledge of material information concerning the Corporation, which has not been generally disclosed.

(p) No person has made any written or oral representations:

(i) that any person will resell or repurchase the Common Shares;

(ii) that any person will refund the Aggregate Subscription Price; or

(iii) as to the future price or value of the Common Shares.

(q) The Subscriber was not solicited through, and did not subscribe for or purchase the Common Shares as a result of, any general solicitation or general advertising (as those terms are used in Regulation D in the U.S. Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine, or any press release.

(r) The Subscriber consents to the Corporation making a notation on its records or giving instructions to the registrar and transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described herein.

(s) The address at which the Subscriber received and accepted the offer to purchase the Common Shares is the address listed on the signature page of the Subscription Agreement.

(t) There are risks associated with the purchase of and investment in the Common Shares and the Subscriber, and any beneficial person for whom it is contracting hereunder, is knowledgeable, sophisticated and experienced in business and financial matters and is capable of evaluating the merits and risks of an investment in the Common Shares fully understands the restrictions on resale of the Common Shares and is able to bear the economic risk of the loss of its entire investment in the Common Shares.

(u) The Subscriber has not been formed solely for the purpose of entering into the transactions described herein.

(v) The Subscriber has not and does not presently intend to enter into any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or pledge the Common Shares.

(w) Neither the Subscriber nor any party on whose behalf it is acting is an investment club.

(x) Except as disclosed in writing to the Corporation, the Subscriber does not act jointly or in concert with any other person for the purposes of acquiring securities of the Corporation.

6.2	Acknowledgments of the Subscriber

     The Subscriber, on its own behalf and, if applicable, on behalf of any beneficial purchaser for whom it is acting hereunder, acknowledges and agrees as follows:

(a) The Subscriber has received a copy of the Term Sheet setting out the principal terms of the Offering.

(b) No securities commission, agency, governmental authority, regulatory body, stock exchange or similar regulatory authority has reviewed or passed on the merits of the Common Shares.

(c) There is no government or other insurance covering the Common Shares.

(d) There are risks associated with the purchase of the Common Shares.

(e) There are restrictions on the Subscriber’s ability to resell the Common Shares and it is the responsibility of the Subscriber to determine what those restrictions are and to comply with them before selling the Common Shares.

(f) The Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and, as a consequence of acquiring Common Shares pursuant to this exemption, certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission or damages, may not be available to the Subscriber. The Subscriber may not receive information that would otherwise be required to be provided to it under Securities Laws and the Corporation is relieved from certain obligations that would otherwise apply under Securities Laws.

(g) The Common Shares shall be subject to statutory resale restrictions under the Securities Laws of the Province of British Columbia and the State in which the Subscriber purchased the Common Shares, under the U.S. Securities Act and the rules and regulations thereunder, and any other applicable securities laws, and the Subscriber covenants that it will not resell the Common Shares except in compliance with such laws and the Subscriber acknowledges it is solely responsible (and neither the Corporation nor the Underwriter, nor the U.S. Agent is responsible) for such compliance. The Corporation has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of the Common Shares.

(h) The certificates representing the Common Shares will bear, as of the Closing Date, legends substantially in the following form and with the necessary information inserted:

“Unless permitted under securities legislation, the holder of the securities shall not trade the securities before [insert date that is four (4) months and one (1) day after the Closing Date].”

Without prior written approval of the TSX-V Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX-V Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [insert that date which is four months and a day from the Closing Date.]”

(i) The Subscriber understands and acknowledges:

(i) that if it decides to offer, sell or otherwise transfer any of the Common Shares, such securities may be offered, sold or otherwise transferred only (A) to the Corporation, (B) outside the United States in compliance with Rule 903 or Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations, (C) in compliance with the exemption from registration under the U.S. Securities Act provided by Rule 144 or Rule 144A thereunder, if available, and in compliance with any applicable state securities laws, or (D) in a transaction that otherwise does not require registration under the U.S. Securities Act or applicable state securities laws. The Subscriber acknowledges that the Corporation or its registrar and transfer agent may, if reasonable under the circumstances, require an opinion from counsel of recognized standing reasonably satisfactory to the Corporation that registration under the U.S. Securities Act is not required prior to transfer; and

(ii) that each certificate representing the Common Shares originally issued to the Subscriber, as well as all certificates issued in exchange for or in substitution of the foregoing securities and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, shall bear a legend to the following effect:

“The securities represented hereby have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or under any state securities laws. The holder hereof, by purchasing such securities, agrees for the benefit of the Corporation that such securities may be offered, sold or otherwise transferred only (a) to the Corporation, (b) outside the United States in compliance with Rule 903 or 904 of Regulation S under the U.S. Securities Act, (c) in compliance with the exemption from registration under the U.S. Securities Act provided by Rule 144 or Rule 144A, if available, and in compliance with any applicable state securities laws, or (d) in a transaction that otherwise does not require registration under the U.S. Securities Act or applicable state securities laws. The Corporation may require an opinion of counsel of recognized standing reasonably satisfactory to it that registration under the U.S. Securities Act is not required prior to transfer.”

provided, that if at a time the Corporation is a Foreign Private Issuer any such securities are being sold in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with Canadian local laws and regulations, the legend may be removed by providing a declaration to the Corporation's registrar and transfer agent to the effect set forth in Schedule “C” hereto or such other evidence as the Corporation or its registrar and transfer agent may prescribe from time to time, which may include an opinion of counsel; and provided, further, that, if any such securities are being sold pursuant to Rule 144 of the U.S. Securities Act or a transaction that does not require registration under the U.S. Securities Act or applicable state securities laws, the legend may be removed by delivery to the registrar and transfer agent of the Corporation of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, to the effect that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(j) The Underwriter, the U.S. Agent and/or their respective directors, officers, employees, agents and representatives assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any publicly available information concerning the Corporation, or as to whether all information concerning the Corporation that is required to be disclosed or filed by the Corporation under the Securities Laws has been so disclosed or filed.

(k) The Corporation, the Underwriter, the U.S. Agent and their respective legal counsel are relying on the representations, warranties and covenants contained herein and in the U.S. Accredited Investor Certificate attached hereto as Schedule “B” to determine the Subscriber’s eligibility to subscribe for Common Shares under applicable Securities Laws and the Subscriber agrees to indemnify the Corporation, the Underwriter, the U.S. Agent, their respective legal counsel and each of their directors and officers against all losses, claims, costs, expenses, damages or liabilities which any of them may suffer or incur as a result of or arising from reliance thereon. The Subscriber undertakes to immediately notify the Corporation, the Underwriter and the U.S. Agent of any change in any statement or other information relating to the Subscriber set forth in the U.S. Accredited Investor Certificate” attached hereto as Schedule “B” which takes place prior to the Closing Time.

(l) The Subscriber understands and agrees that there may be material tax consequences to the Subscriber of an acquisition, holding, or disposition of the Common Shares. The Corporation, the Underwriter and the U.S. Agent give no opinion and make no representation with respect to the tax consequences to the Subscriber under the tax laws of Canada or any Province of Canada or under United States federal, state, or local tax law or any other tax law of the Subscriber’s acquisition, holding or disposition of such securities. In particular, no determination has been made whether the Corporation will be a “passive foreign investment company” (“PFIC”) within the meaning of Section 1291 of the United States Internal Revenue Code. Nothing in this Subscription Agreement (or any document referenced herein) is intended or written by the Corporation or any of its advisors to be used, and it cannot be used, by the Subscriber or other person for the purpose of avoiding penalties that may be imposed under U.S. federal income tax law. Any discussion of the impact of U.S. income tax laws contained in this Subscription Agreement (or any document referenced herein) or otherwise provided to the Subscriber has been or will be provided solely to support the promotion or marketing of an investment in the Corporation and other matters addressed in this Subscription Agreement (and any document referenced herein).

(m) The Subscriber understands and agrees that the financial statements of the Corporation have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies. The Corporation is organized under the laws of the Yukon Territory and the majority of its directors or officers are either citizens or residents of Canada. The Corporation is domiciled outside of the United States, and substantially all of the assets of the Corporation are located outside of the United States. As a result, it may be difficult for the Subscriber to effect service of process within the United States upon the Corporation. There is uncertainty as to the enforceability:

(i) in an original action in Canadian courts of liabilities predicated solely upon United States federal securities laws; or

(ii) judgments of United States courts obtained in actions predicated upon the civil liability provisions of United States securities laws in Canadian courts.

(n) The Subscriber, and each beneficial person for whom it is contracting hereunder, is responsible for obtaining such legal and tax advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement.

(o) The Corporation has provided to the Subscriber the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning the Corporation as it has considered necessary or appropriate in connection with its investment decision to acquire the Common Shares.

(p) The funds representing the Aggregate Subscription Price which will be advanced by the Subscriber to the Underwriter hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLFTA”) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this

Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLFTA. To the best of its knowledge (a) none of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (b) the Subscriber shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.

PART 7 - SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1	Survival of Representations, Warranties and Covenants of the Corporation

     The representations, warranties and covenants of the Corporation contained in this Subscription Agreement shall survive the Closing and the purchase of the Common Shares by the Subscriber and, notwithstanding such Closing or any investigation made by or on behalf of the Subscriber with respect thereto, shall continue in full force and effect for the benefit of the Subscriber, the Underwriter and the U.S. Agent (as provided herein) as if they had been made by the Corporation at the Closing Time and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of any of the Common Shares.

7.2	Survival of Representations, Warranties and Covenants of the Subscriber

     The representations, warranties and covenants of the Subscriber contained in this Subscription Agreement shall survive the Closing and the purchase of the Common Shares by the Subscriber and, notwithstanding such Closing or any investigation made by or on behalf of the Corporation, the Underwriter or the U.S. Agent with respect thereto, shall continue in full force and effect for the benefit of the Corporation, the Underwriter and the U.S. Agent as if they had been made by the Subscriber at the Closing Time, and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of any of the Common Shares.

PART 8 - MISCELLANEOUS

8.1	Further Assurances

     The Subscriber, upon the request of the Corporation, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

8.2	Collection of Personal Information

     The Subscriber acknowledges and consents to the fact that the Corporation, the Underwriter and the U.S. Agent are collecting the Subscriber’s (and any beneficial purchaser’s) personal information (as that term is defined under applicable privacy legislation, including, without limitation, the

Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar replacement or supplemental provincial or federal legislation or laws in effect from time to time) for the purpose of completing the Subscriber’s subscription. The Subscriber acknowledges and consents to the Corporation, the Underwriter and the U.S. Agent retaining the personal information for so long as permitted or required by applicable law or business practices. The Subscriber further acknowledges and consents to the fact that the Corporation, the Underwriter or the U.S. Agent may be required by United States or Canadian Securities Laws, stock exchange rules and/or Investment Dealers Association of Canada or National Association of Securities Dealers rules to provide regulatory authorities any personal information provided by the Subscriber respecting itself (and any beneficial purchaser for which the Subscriber is contracting hereunder). The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of all beneficial purchasers for which the Subscriber is contracting hereunder. In addition to the foregoing, the Subscriber agrees and acknowledges that the Corporation, the Underwriter or the U.S. Agent, as the case may be, may use and disclose the Subscriber’s personal information, or that of each beneficial purchaser for whom the Subscriber are contracting hereunder, as follows:

(a) for internal use with respect to managing the relationships between and contractual obligations of the Corporation, the Underwriter, the U.S. Agent and the Subscriber or any beneficial purchaser for whom the Subscriber is contracting hereunder;

(b) for use and disclosure to the Corporation’s transfer agent and registrar;

(c) for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to Canada Revenue Agency;

(d) disclosure to securities regulatory authorities (including the TSX-V) and other regulatory bodies with jurisdiction with respect to reports of trade and similar regulatory filings;

(e) disclosure to a governmental or other authority (including the TSX-V) to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(f) disclosure to professional advisers of the Corporation, the Underwriter or the U.S. Agent in connection with the performance of their professional services;

(g) disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with the Subscriber’s prior written consent;

(h) disclosure to a court determining the rights of the parties under this Subscription Agreement; or

(i) for use and disclosure as otherwise required or permitted by law.

The Subscriber further acknowledges and agrees that the TSX-V collects personal information in forms submitted by the Corporation. The Subscriber further agrees that the TSX-V may use this information in the manner provided for in Appendix 6A to the TSX-V Corporate Finance Manual, a copy of which is attached as Schedule “E” to this Subscription Agreement.

8.3	Notices

(a) Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile tested prior to transmission to such party, as follows:

(i) in the case of the Corporation, to:

TAG Oil Ltd.
Suite 400, 534 – 17th Avenue SW
Calgary, Alberta T2S 0B1

Attention: Drew Cadenhead
                   President and Chief Executive Officer
Fax: (403) 770-1935

with a copy to :

Blake, Cassels & Graydon LLP
2600 – 595 Burrard Street
Vancouver, British Columbia V7X 1L3

Attention: Peter Kalbfleisch
Fax: (604) 631-3377

(ii) in the case of the Subscriber, at the address specified on the face page hereof, with a copy to the Underwriter at:

Canaccord Capital Corporation
Suite 2200 – 450 1st Street SW
Calgary, Alberta T2P 5P8

Attention: Richard Cawkwell
Fax: (403) 508-3866

with a copy to :

Bennett Jones LLP
855 2nd Street SW, Suite 4500
Calgary, Alberta T2P 4K7

Attention: John Kousinioris
Fax: (403) 265-7219

(b) Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by fax, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

(c) A party hereto may change its address for service from time to time by notice given to the other party hereto in accordance with the foregoing provisions.

8.4	Time of the Essence

Time shall be of the essence of this Subscription Agreement and every part hereof.

8.5	Costs and Expenses

     All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

8.6	Applicable Law

     This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of British Columbia and the laws of Canada applicable therein. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of British Columbia and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such Province.

8.7	Entire Agreement

     This Subscription Agreement, including the Schedules hereto, constitutes the entire agreement between the parties with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid.

8.8	Amendment

     This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

8.9	Counterparts

     This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be delivered either in original or faxed form and the parties adopt any signature received by a receiving fax machine as original signatures of the parties.

8.10	Assignment

     This Subscription Agreement may not be assigned by either party except with the prior written consent of the other party hereto.

8.11	Severability

     The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

8.12	Enurement

     This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

8.13	Language

     Each of the Corporation and the Subscriber hereby acknowledges that it has consented and requested that all documents evidencing or relating in any way to the Common Shares and this Subscription Agreement be drawn up in the English language only. La Société et le souscripteur reconnaissent par les présentes avoir consenti et demandé que tous les documents faisant foi ou se rapportant de quelque manière aux bons spéciaux et la présente convention de souscription soient rédigés en anglais seulement.

The Corporation hereby accepts the subscription for Common Shares as set forth on the face page of this Subscription Agreement on the terms and conditions contained in this Subscription Agreement (including all applicable schedules) this ___________ day of June, 2006.

TAG OIL LTD.

Per: ___________________________________
       Authorized Signing Officer

SCHEDULE “A”

TAG OIL LTD.
Terms of Issue

Issue:	40,000,000 Common Shares

Issue Price:	$0.75 per Common Share

Amount of Issue:	$30,000,000

Selling Jurisdictions:

The Common Shares will be eligible for sale in Alberta, British Columbia, and Ontario (the "Selling Provinces") and such other provinces as the Corporation and Canaccord agree. The Common Shares may be offered or sold in the United States only by the Corporation to Accredited Investors by way of private placement pursuant to Sections 4(2) and 4(6) of the U.S. Securities Act and Regulation D promulgated thereunder or by the Underwriter pursuant to Rule 144A under the U.S. Securities Act and in other eligible foreign jurisdictions pursuant to applicable registration exemptions.

Private Placement:	The Common Shares will be sold, on a bought deal basis, in the Selling Provinces pursuant to applicable prospectus exemptions.

Use of Proceeds:

Net proceeds of the bought deal will be used to complete the acquisition of Cheal Petroleum Ltd., PEP 38757 Ltd., PEP 38758 Ltd., participate in the development of the Cheal oil field and continue the Corporation’s exploration, drilling and seismic surveys in New Zealand as well as for working capital.

Hold Period

The Common Shares will be subject to a four month hold period under Canadian securities laws and Common Shares sold to purchasers that are in the United States or who are U.S. persons will be “restricted securities” as defined in Rule 144 under the U.S. Securities Act and, accordingly, may be transferred only if registered under the U.S. Securities Act and applicable state securities laws, in compliance with Rule 903 or Rule 904 under the U.S. Securities Act, or pursuant to an exemption from registration thereunder.

Underwriter:	Canaccord Capital Corporation 100%

Commission:	Canaccord Capital will be entitled to a commission of 6.0% of the total gross proceeds payable upon Closing of the Offering.

Due Diligence:

Canaccord Capital will have the right to conduct adequate due diligence, inquiries and investigations and obtain satisfactory results therefrom, including satisfactory due diligence with the Corporation's auditors. The Corporation will use its reasonable commercial efforts to have its auditors and independent engineers attend any and all oral diligence sessions.

Closing:	On or about June 1, 2006, or such other date as mutually agreed upon by the Corporation and Canaccord.

SCHEDULE “B”

U.S. ACCREDITED INVESTOR CERTIFICATE

This certificate is given in connection with the subscription for Common Shares of TAG Oil Ltd. pursuant to the attached Subscription Agreement. Unless the context otherwise requires, all capitalized terms used herein and not otherwise defined have the meanings assigned to them in the attached Subscription Agreement.

The Subscriber hereby represents, warrants and covenants that the Subscriber (and any beneficial purchaser for whose account Subscriber is purchasing the Common Shares) is an “accredited investor” as defined in Rule 501(a) of Regulation D by virtue of satisfying one or more of the categories indicated below (please place the letter S on the appropriate line(s)) applicable to that Subscriber and the letters BP on the appropriate lines applicable to a beneficial purchaser (if any):

________	Category 1.	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

________	Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

________	Category 3.	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

________	Category 4.	An insurance company as defined in Section 2(13) of the U.S. Securities Act; or

________	Category 5.	An investment company registered under the Investment Issuer Act of 1940; or

________	Category 6.	A business development company as defined in Section 2(a)(48) of the Investment Issuer Act of 1940; or

________	Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

________	Category 8.

A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of US$5,000,000; or

________	Category 9.

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

2

________	Category 10.	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or

________	Category 11.

An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US$5,000,000; or

________	Category 12.	A director, executive officer or general partner of the Corporation; or

________	Category 13.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds US$1,000,000; or

________	Category 14.

A natural person who had an individual income in excess of US$200,000 in each year of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

________	Category 15.

A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

________	Category 16.	An entity in which each of the equity owners meets the requirements of one of the above categories.

Note: Subscribers purchasing for the account of a beneficial purchaser must qualify under one or more of the categories 1 through 11 or category 15.

__________________________________
Date

__________________________________

__________________________________
(Print name of Investor)

By:

__________________________________

It's:

__________________________________

SCHEDULE “C”

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	Computershare Trust Company of Canada
as registrar and transfer agent
for the Common Shares of TAG Oil Ltd.
Calgary, Alberta

The undersigned (a) acknowledges that the sale of the securities of TAG Oil Ltd. (the “Corporation”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (b) certifies that (1) the undersigned is not an affiliate of the Corporation as that term is defined in Rule 405 under the U.S. Securities Act, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of the Toronto Stock Exchange or the TSX-V Venture Exchange or any other Designated Offshore Securities Market as defined in Regulation S under the U.S. Securities Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any “directed selling efforts” in connection with the offer and sale of such securities (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act) and (5) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated: __________________________		________________________________
Name of Seller

	By:	________________________________
Name:
Title:

SCHEDULE "D"

FORM 4C
CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.	Placee Information:
	(a)	Name: ________________________________________________________________________________________

	(b)	Complete Address: ______________________________________________________________________________

	(c)	Jurisdiction of Incorporation or Creation: ______________________________________________________________

2.	(a)	Is the Placee purchasing securities as a portfolio manager (Yes/No)? _________________________________________

	(b)	Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)? ___________________________

3.	If the answer to 2(b) above was “Yes”, the undersigned certifies that:

(a)

It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

(b)

it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in ______________[jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

	(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

	(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

	(e)	it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

50519642.7
FORM 4C	CORPORATE PLACEE REGISTRATION FORM	Page 1
(as at March 11, 2004)

4.	If the answer to 2(a) above was “No”, please provide the names and addresses of control persons of the Placee:

Name	City	Province or State	Country

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta).

Acknowledgement - Personal Information

“Personal Information” means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at __________________on ___.

_________________________________
(Name of Purchaser - please print)

_________________________________
(Authorized Signature)

_________________________________
(Official Capacity - please print)

_________________________________
(please print name of individual whose
signature appears above)

THIS IS NOT A PUBLIC DOCUMENT

50519642.7
FORM 4C	CORPORATE PLACEE REGISTRATION FORM	Page 2
(as at March 11, 2004)

SCHEDULE “E”

ACKNOWLEDGEMENT – PERSONAL INFORMATION

TSX-V Venture Exchange Inc. and its affiliates, authorized agents, subsidiaries and divisions, including the TSX-V Venture Exchange (collectively referred to as “the Exchange”) collect Personal Information in certain Forms that are submitted by the individual and/or by an Issuer or Applicant and use it for the following purposes:

to conduct background checks, to verify the Personal Information that has been provided about each individual, to consider the suitability of the individual to act as an officer, director, insider, promoter, investor relations provider or, as applicable, an employee or consultant, of the Issuer or Applicant, to consider the eligibility of the Issuer or Applicant to list on the Exchange, to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Issuer, or its associates or affiliates, to conduct enforcement proceedings, and
to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

As part of this process, the Exchange also collects additional Personal Information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished.

The Personal Information the Exchange collects may also be disclosed:

to the agencies and organizations in the preceding paragraph, or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; and on the Exchange’s website or through printed materials published by or pursuant to the directions of the Exchange.

The Exchange may from time to time use third parties to process information and/or provide other administrative services. In this regard, the Exchange may share the information with such third party service providers.

50519642.7

APPENDIX 6A ACKNOWLEDGEMENT – PERSONAL INFORMATION	Page 1
(as at March 11, 2004)